SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DISCOVERY LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant): not applicable

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Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976
(215) 488-9300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 13, 2005

To the Stockholders of Discovery Laboratories, Inc.:

The Annual Meeting of Stockholders of Discovery Laboratories, Inc., a Delaware corporation (the “Company”), will be held on May 13, 2005, at 9:00 a.m. Eastern Daylight Time at the James A. Michener Art Museum located at 138 South Pine Street, Doylestown, Pennsylvania, 18901 for the following purposes:

I.	To elect six members to the Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified;

II.	To act upon the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005;

III.
To consider and approve an amendment to the Company’s Amended and Restated 1998 Stock Incentive Plan to increase the number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), available for issuance under such Plan by 3 million shares;

IV.	To consider and approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock available for issuance by the Company from 80 million to 180 million; and

V.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record of the Common Stock at the close of business on March 16, 2005, are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976 for a period of 10 days prior to the meeting. The stock transfer books of the Company will not be closed.

The vote of each stockholder is important. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure representation of your shares of Common Stock at the Annual Meeting. If you do attend the Annual Meeting you may revoke your proxy and vote by ballot at that time.

By Order of the Board of Directors

David L. Lopez, Esq., CPA
Corporate Secretary
Warrington, Pennsylvania
April 12, 2005

Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976
(215) 488-9300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2005

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Discovery Laboratories, Inc., a Delaware corporation (“Discovery” or the “Company”), with its principal executive offices at 2600 Kelly Road, Suite 100, Warrington PA 18976, for use at the Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”) to be held on Friday, May 13, 2005, at 9:00 a.m. Eastern Daylight Time at the James A. Michener Art Museum located at 138 South Pine Street, Doylestown, Pennsylvania, 18901. It is expected that this Proxy Statement and the form of proxy will be mailed to stockholders on or about April 12, 2005.

Only holders of record, as of March 16, 2005 (the “Record Date”), of shares of common stock, par value $.001 per share (the “Common Stock”), of the Company will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 53,511,946 shares of Common Stock outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote.

Stockholders may vote at the Annual Meeting in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised, by executing a proxy with a later date, or by attending and voting at the Annual Meeting. All properly executed proxies that are returned in time to be counted at the Annual Meeting will be voted as stated herewith in “Voting Procedures.” Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by striking through that nominee’s name on the proxy. In addition to the election of directors, the stockholders will consider and vote upon proposals approving the selection of the Company’s independent auditors, amending the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended (the “1998 Plan”), to increase the number of shares of Common Stock available for issuance under the 1998 Plan by 3 million shares, amending the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock available for issuance by the Company from 80 million to 180 million, and to transact such other business as may properly come before the meeting and any adjournments or postponements thereof. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no specification is indicated, the shares represented by the proxy will be voted FOR a respective matter.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the form of proxy.

PROPOSAL I

ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected by the stockholders to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares of Common Stock represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number. The persons nominated for election to the Company’s Board of Directors are: W. Thomas Amick; Robert J. Capetola, Ph.D.; Antonio Esteve, Ph.D.; Max E. Link, Ph.D.; Herbert H. McDade, Jr.; and Marvin E. Rosenthale, Ph.D. Each of the nominees currently serves as a director of the Company. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See “Voting Procedures.”

General Information Concerning the Board of Directors and its Committees
The operation of the Board of Directors is a dynamic process and the Board of Directors regularly reviews changing legal and regulatory requirements for the purpose of evolving best practices. Presently, a majority of the members of the Board of Directors are independent. The Board of Directors appoints all members of the Board committees. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Board has affirmatively determined that each director who serves on these committees is independent, as the term is defined by applicable listing standards of the National Association of Securities Dealers, Inc. (“NASD”) and Securities and Exchange Commission (“SEC”) rules.

The Board of Directors met five times in person and six times telephonically during the fiscal year ended December 31, 2004. Except for W. Thomas Amick, who has attended, either in person or by telephone, every meeting of the Board of Directors since he became a member of the Board in September 2004, each incumbent director attended, in person or by telephone, at least 90% of the meetings of the Board of Directors and committees of the Board of Directors on which he served during such fiscal year. The Company does not have a formal policy regarding director attendance at the 2005 Annual Meeting, however, it is expected, absent good reason, that all directors will be in attendance.

Audit Committee. The Audit Committee of the Board of Directors currently consists of Herbert H. McDade, Jr., Max E. Link, Ph.D., and Marvin E. Rosenthale, Ph.D. Primary functions include:

•	overseeing the Company’s financial statements, system of internal controls, auditing, accounting and financial reporting processes
•	appointing, compensating, evaluating and, when appropriate, replacing independent auditors
•	overseeing the Company’s tax compliance
•	reviewing with management and the Company’s independent auditors the annual audit plan
•	reviewing the Audit Committee charter
•	reviewing and pre-approving audit and permissible non-audit services
•	reviewing and approving all related-party transactions

The Audit Committee is also responsible for addressing matters of accounting policy with the Company’s independent accountants. In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee also has the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties.

The Board of Directors has adopted a written Audit Committee charter. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements of the NASD and the SEC for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee's charter is attached as Appendix I to these proxy materials. All members of the Company’s Audit Committee are “independent,” as independence is currently defined in Rule 4200(a)(15) of the listing standards of the NASD and meet the NASD’s current financial sophistication requirements. The Audit Committee met five times during 2004. See the “Report of the Audit Committee,” below.

On July 15, 2003, the Board of Directors determined that in addition to being “independent”, Max Link, Ph.D. is an “audit committee financial expert” and is “financially sophisticated,” as such terms are defined under applicable SEC and NASD rules.

Compensation Committee. The Compensation Committee currently consists of Herbert H. McDade, Jr., Max E. Link, Ph.D., and Marvin E. Rosenthale, Ph.D. All members of the Compensation Committee are “independent” as defined in the listing standards of the NASD. Primary functions include:

•	evaluating and overseeing primary strategies for employee and executive development
•	determining compensation policies applicable to the Company’s executive officers
•	determining the compensation of the Chief Executive Officer
•	overseeing significant employee benefits programs, policies and plans relating to the Company’s employees and executives
•	overseeing human resources programs, compensation, benefits and equity plan matters

The Compensation Committee met formally one time during 2004, and otherwise its respective responsibilities were assumed by the full Board of Directors.

Nominating Committee. The Nominating Committee currently consists of Herbert H. McDade, Jr., Max E. Link, Ph.D., and Marvin E. Rosenthale, Ph.D. Primary functions include:

•	overseeing the composition, structure and evaluation of the Board and its committees
•	identifying qualified candidates for election to the Board
•	establishing procedures for director candidate nomination and evaluation
•	monitoring and safeguarding the independence of the Board

The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. The Nominating Committee may retain recruiting professionals to identify and evaluate candidates for director nominees. The Nominating Committee has the authority to designate the nominees for director at each annual meeting of the stockholders of the Company, to fill vacancies on the Board of Directors occurring between such annual meetings and to evaluate the performance of the executive officers. All members of the Nominating Committee are “independent” as defined in the listing standards of the NASD.

The Nominating Committee strives to identify candidates who possess a mix of skills and diverse perspectives (functional, cultural and geographic). Effort is made to complement and supplement skills within the existing Board of Directors. In selecting the nominees, the Nominating Committee assesses the independence, character, relevant expertise and experience of candidates and endeavors to collectively establish a number of areas of core competencies, including business judgment, management, accounting and finance, industry knowledge, leadership, strategic vision, knowledge of international markets and marketing. The Board of Directors shall also seek some individuals who are widely recognized as leaders in the fields of medicine or the biological sciences, including those who have received prestigious awards and honors in their fields. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board of Directors.

On September 10, 2004, at the Chief Executive Officer’s recommendation, the Nominating Committee submitted for the Board of Directors’ approval the nomination of Mr. Amick to the Company’s Board of Directors, and the Board unanimously resolved that effective as of that date, Mr. Amick is appointed to serve as a director until his successor is duly elected and qualified or as otherwise provided in the Bylaws of the Company.

The Nominating Committee met formally one time during 2004 and several times informally to discuss possible candidates as nominees. The Company does not keep records of the informal Nominating Committee meetings. The Nominating Committee will consider any candidate submitted by stockholders in compliance with applicable SEC rules and the By-Laws of the Company. The Nominating Committee shall determine, in its sole discretion, whether such candidates meet the Company’s qualifications for candidacy described above and in the charter of the Nominating Committee. Stockholders should send suggestions for candidates, accompanied by the candidate’s name, contact information, biographical material, class or series and number of shares of capital stock of the Company owned beneficially or of record by the person, and qualifications, to the Nominating Committee, c/o the Secretary of the Company at its corporate headquarters located at 2600 Kelly Road, Suite 100, Warrington, PA 18976. From time to time, the Board may change the process through which stockholders may recommend candidates to the Nominating Committee. Please refer to the Company’s website at http://www.discoverylabs.com (this is not a hyperlink; you must visit this website through an internet browser) for changes in this process.

The charter of the Nominating Committee is attached to this proxy statement as Appendix II and is also on our website at http://www.discoverylabs.com (this is not a hyperlink; you must visit this website through an internet browser). Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”), designed to guide directors and employees in recognizing and dealing with ethical issues in support of the Company’s commitment to conducting its business in compliance with all applicable laws and the highest ethical standards. Articles I-III and VIII-XIII of the Code constitute the Company’s Code of Ethics for Senior Financial Officers in accordance with Section 406 of the Sarbanes-Oxley Act of 2002. The Code applies to all directors, officers and employees of the Company. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information, fair dealing with customers, suppliers and competitors and compliance with all applicable laws, rules and regulations including, but not limited to, the rules and regulations of applicable self-regulating organizations such as the NASD. In order to help foster an environment of honesty and accountability, the Code provides mechanisms for reporting good faith concerns or complaints on a confidential basis to the Company.

A copy of the Code is posted on the Company’s website at http://www.dicoverylabs.com (this is not a hyperlink; you must visit this website through an internet browser) and can also be obtained, without charge, by request from the Secretary of the Company at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976. Any amendments to, or waivers from, a provision of the Code that applies to the Company’s directors and executive officers must be approved by the Board of Directors. The Company will publicly disclose any such waivers or amendments pursuant to the requirements of the SEC and the NASD. The Company’s website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Report of the Audit Committee(1)

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with the management of the Company. This review included a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and the independent auditors, who are responsible for expressing an opinion on the conformity of such statements with generally accepted accounting principles in the United States. The independent auditors denoted that their representations addressed the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The review and discussion with management included a dialogue of management’s assessment as to the effectiveness, not just the acceptability, of the Company’s accounting principles, internal control over financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Pursuant to such dialogue, management shall issue a statement reporting management’s assessment of the Company’s internal control over financial reporting, identifying the framework used by management in assessing the effectiveness of such internal control. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence in relation to management and the Company, including matters outlined in the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality and efficacy of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young, LLP as the Company’s independent auditors for the fiscal year 2005.

Submitted by the Audit Committee

Herbert H. McDade, Jr.
Max E. Link, Ph.D.
Marvin E. Rosenthale, Ph.D.

(1)
The material in this report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominees for Election to the Board of Directors

The names of the nominees and certain information about such nominees are set forth below. For information concerning the number of shares of Common Stock beneficially owned by each nominee, see “Security Ownership of Directors, Officers and Certain Beneficial Owners.”

Name	Age	Position with the Company
W. Thomas Amick	63	Director
Robert J. Capetola, Ph.D.	55	Director, Chief Executive Officer
Antonio Esteve, Ph.D.	47	Director
Max E. Link, Ph.D.	64	Director
Herbert H. McDade, Jr.	77	Director, Chairman of the Board of Directors
Marvin E. Rosenthale, Ph.D.	71	Director

W. Thomas Amick has served as a Director of the Company since September 2004. Before joining the Company’s Board of Directors, Mr. Amick served as Vice President, Business Development at Johnson & Johnson Development Corporation. In May 2000, he was appointed President of Ortho Biotech Europe, a subsidiary of Johnson & Johnson, and managed operations in Germany, France, Italy and the United Kingdom. From 1999 until 2000, Mr. Amick advanced to the position of President of Janssen-Ortho, Inc., a subsidiary of Johnson & Johnson. In this position, he managed the entire Johnson & Johnson pharmaceutical and biotechnology portfolio for Canada. Previously, he served as the Vice President of the Oncology Franchise of Ortho Biotech, a subsidiary of Johnson & Johnson. Mr. Amick fulfilled various other sales and executive positions throughout his career. He holds a Bachelor of Arts degree in business administration from Elon College and has attended graduate courses on executive management at the Kellogg School of Management and Harvard Business School.

Robert J. Capetola, Ph.D. has served as President, Chief Executive Officer and a Director of the Company since 1998. From October 1996 to 1998, Dr. Capetola served as Chairman and Chief Executive Officer of Acute Therapeutics, Inc. (“ATI”), which was a majority-owned subsidiary of the Company. From February 1994 to May 1996, Dr. Capetola was the President and served on the board of directors of Delta Biotechnology, a subsidiary of Ohmeda Pharmaceutical Products Division, a division of The BOC Group (“Ohmeda”). From December 1992 to September 1996, Dr. Capetola served as Vice President of Research and Development at Ohmeda. He served on Ohmeda’s operating board and was responsible for all aspects of Ohmeda’s research and development, including preclinical research and development, clinical development, biometrics and regulatory affairs. From 1977 to 1992, Dr. Capetola held a variety of positions at Johnson & Johnson Pharmaceutical Research Institute, including Senior Worldwide Director of Experimental Therapeutics. Dr. Capetola received his B.S. from the Philadelphia College of Pharmacy & Science and his Ph.D. in pharmacology from Hahnemann Medical College.

Antonio Esteve, Ph.D. has served as a Director of the Company since May 2002. Dr. Esteve has been with Laboratorios del Dr. Esteve, S.A. (“Laboratorios Esteve”) since 1984 and is currently a member of the Executive Committee of Laboratorios Esteve and Director of Scientific and Commercial Operations. He currently serves as an elected member of the Advisory Board for research and development of the Spanish Ministry of Science and Technology. From 1998 to 2001 he served as Chairman of the Advisory Committee on Trade and Economics of the International Federation of Pharmaceutical Manufacturers Association (IFPMA). Since 1986, Dr. Esteve has served as Professor at the Autonomous University of Barcelona, School of Pharmacy. In 1982, Dr. Esteve was employed by McNeil Pharmaceutical where he specialized in pharmaceutical marketing. Dr. Esteve holds a Ph.D. in Pharmaceutical Science and a degree in Pharmacy from the University of Barcelona, Faculty of Pharmacy.

Max E. Link, Ph.D. has served as a Director of the Company since October 1996. He also served as a Director of ATI from October 1996 to 1998. Dr. Link has held a number of executive positions with pharmaceutical and health care companies. He currently serves on the board of directors of six other publicly-traded life science companies: Alexion Pharmaceuticals, Inc., Celsion Corporation, Protein Design Labs, Inc., Human Genome Sciences, Inc., Cell Therapeutics, Inc. and Access Pharmaceuticals, Inc. From March 2001 until August 2003, Dr. Link served as Chairman and Chief Executive Officer of Centerpulse, Ltd. From May 1993 until June 1994, Dr. Link was Chief Executive Officer of Corange Limited, the parent company of Boehringer Mannheim, now F. Hoffmann La Roche & CIE AG, and DePuy, Inc. Prior to that time, he served in a number of positions within Sandoz Pharma, Ltd., now Novartis Pharma, Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993.

Herbert H. McDade, Jr. has served as a Director of the Company since June 1996 and as its Chairman since June 2000. Mr. McDade is the Chairman of Access Pharmaceuticals, Inc., and until January 5, 2003, was a member of the board of directors of one other publicly-held company, CytRx Corporation. Mr. McDade was employed by the Upjohn Company for 20 years, served for 14 years as President of Revlon Health Care Pharmaceuticals and Revlon Health Care International, and served as Chairman and President of Armour Pharmaceutical Company from 1986 to 1990.

Marvin E. Rosenthale, Ph.D. has served as a Director of the Company since 1998 and was a Director of ATI from October 1996 to 1998. Dr. Rosenthale currently serves on the boards of directors of a publicly-held company, AMDL, Inc., and several privately-held companies. He was the President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics, Inc., from 1994 until 1997 and served as Vice President in 1993. From 1990 to 1993, Dr. Rosenthale served as Vice President, Drug Discovery Worldwide, at R.W. Johnson Pharmaceutical Research Institute. From 1977 to 1990, Dr. Rosenthale served in a variety of positions in drug discovery research for Ortho Pharmaceutical, including director of the divisions of pharmacology and biological research and executive director of drug discovery research. From 1960 to 1977, he served in various positions with Wyeth Laboratories. Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College, an M.Sc. in pharmacology from Philadelphia College of Pharmacy & Science and a B.Sc. in pharmacy from the Philadelphia College of Pharmacy & Science.

The Board of Directors recommends a vote “FOR” the nominees to the Board of Directors set forth above.

PROPOSAL II

ACTION REGARDING THE SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has reappointed the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Although action by the stockholders in this matter is not required under the General Corporation Law of the State of Delaware, the Board of Directors believes that it is appropriate to seek stockholder action regarding this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst and Young LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and fees for other services rendered by Ernst and Young, LLP during those periods:

Fee Category:	Fiscal 2004	% of Total	Fiscal 2003	% of Total

Audit Fees	$246,000	90%	$135,000	82%
Audit-Related Fees	—	0%	—	0%
Tax Fees:
Tax compliance/preparation	19,000	7%	17,000	10%
Other tax services	7,000	3%	12,000	7%
Total Tax Fees	26,000	10%	29,000	18%
All Other Fees	—	0%	—	0%
Total Fees	$274,000	100%	$164,000	100%

Audit fees related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and the reviews of the other services related to registration statements and other offering memoranda. All of the work was performed by full-time, permanent employees of Ernst and Young, LLP.

Audit-related fees consisted primarily of fees for audits of the financial statements of one of the Company’s employee benefit plans and consultations on proposed transactions.

Tax fees consisted of tax compliance/preparation and other tax services. No portion of these fees related to financial information or operational system design or implementation services.

All of the 2004 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors, to the extent that rule was applicable during fiscal year 2004.

On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

The Audit Committee has considered whether the provision of all other services by Ernst and Young, LLP is compatible with maintaining the independence of Ernst and Young, LLP and has concluded that Ernst and Young, LLP is independent.

Representatives of Ernst and Young, LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. A designated member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. If specific pre-approval for any services to be provided by our independent auditors is not required, the Company’s Chief Financial Officer has the authority to determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee must be informed on a timely basis of any such services provided by our independent auditors.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL III

PROPOSAL TO AMEND THE 1998 STOCK INCENTIVE PLAN
TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Stockholders are being asked to approve an amendment (the “Amendment”) to the 1998 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,000,000 shares, from 9,570,000 shares to 12,570,000 shares. In order to permit the Company to continue to provide long-term, equity-based incentives to present and future officers, employees, consultants and non-employee directors, the Board approved the Amendment on March 11, 2005, to be effective upon stockholder approval. If the Amendment is not approved, the Company will have only 541,334 shares (plus any shares that might in the future be returned to the 1998 Plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expiration of options) available for grant under the 1998 Plan and thereafter will not be able to grant additional options under the 1998 Plan.

This Amendment is intended to ensure that the Company can continue to grant stock options at levels deemed appropriate by the Compensation Committee and the Board of Directors. The 1998 Plan is intended to attract individuals of experience and ability, to provide incentive to employees, consultants, and non-employee directors of the Company, to encourage employee and director proprietary interests in the Company, and to encourage employees to remain in the employ of the Company. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this Amendment to the 1998 Plan.

1998 Plan History

The 1998 Plan was adopted by the Board on March 24, 1998, was approved by the Stockholders on June 16, 1998, and expires on March 24, 2008.

In successive annual stockholder meetings occurring from 1999 through 2004, the Company’s stockholders approved amendments to the 1998 Plan to increase the number of shares of Common Stock available thereunder by 794,935, 799,041, 1,150,000, 1,000,000, 1,420,000 and 3,000,000 shares, respectively. Currently, the number of shares of Common Stock authorized for issuance under the 1998 Plan is 9,570,000 shares.

The Board of Directors has approved and recommends to the stockholders that they vote “FOR” this proposal to amend the 1998 Plan to increase the number of shares of Common Stock issuable pursuant to the 1998 Plan by 3,000,000 shares.

Description of the 1998 Plan

The principal features of the 1998 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1998 Plan, as amended, itself. Copies of the 1998 Plan can be obtained by writing to the Company’s Secretary and Senior Vice President, General Counsel, David L. Lopez, Esq., CPA, at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976.

Structure

The 1998 Plan includes three separate equity incentive programs: (i) the Discretionary Option Grant Program; (ii) the Stock Issuance Program; and (iii) the Automatic Option Grant Program. The principal features of each program are described below.

Administration

The Compensation Committee of the Board of Directors of the Company serves as the Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs. However, the Board of Directors may also administer those programs or one or more additional Board of Directors committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company’s service. The term “Plan Administrator” as used in this summary will mean the Compensation Committee, the Board of Directors and any other appointed committee acting within the scope of its administrative authority under the 1998 Stock Incentive Plan. Administration of the Automatic Option Grant Program is self-executing in accordance with the express provisions of such program.

Number of Shares

Currently, the maximum number of shares available for issuance under the 1998 Plan is 9,570,000. As it is proposed to be amended, the 1998 Plan would provide for the issuance of up to 12,570,000 shares of Common Stock, subject to adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration.

Shares of Common Stock subject to any outstanding options under the 1998 Plan (including options incorporated from predecessor plans) which expire or otherwise terminate prior to exercise are available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company pursuant to its repurchase rights under the 1998 Plan will also be available for subsequent issuance.

Eligibility

Officers and employees, non-employee directors and independent consultants and advisors in the service of the Company or its parent and subsidiaries are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only non-employee directors are eligible to participate in the Automatic Option Grant Program. As of the date of this Proxy Statement, 7 executive officers, 87 other employees and 5 non-employee directors are eligible to participate in the 1998 Plan.

Valuation

The fair market value per share of the Common Stock on any relevant date under the 1998 Plan will be the closing selling price per share on that date on The Nasdaq Stock Market. On March 16, 2005, the closing selling price per share of Common Stock was $5.22.

Discretionary Option Grant Program

The options granted under the Discretionary Option Grant Program may be either incentive stock options (“ISOs”) under the federal tax laws or non-statutory options. Each granted option has an exercise price per share not less than 100% of the fair market value per share of the Common Stock on the option grant date, and a term not in excess of 10 years. The shares of Common Stock subject to each option generally vest over a specified period of service measured from the grant date.

Upon cessation of service, the optionee has a limited period of time in which to exercise any outstanding option for vested shares. The Plan Administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Incentive stock options granted under the Discretionary Option Grant Program may not be assigned or transferred, except by will or the laws of inheritance following the optionee’s death. Non-statutory options may be assigned or transferred pursuant to the optionee’s will or the laws of inheritance and may also be assigned during the optionee’s lifetime, in connection with the optionee’s estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

Stock Issuance Program

Shares of Common Stock may be issued under this program for valid consideration as the Plan Administrator deems appropriate, provided that the value of such consideration is not less than the fair market value of the Common Stock on the date of issuance. Shares may also be issued as a bonus for past services. Shares of Common Stock issued as a bonus for past services will be fully vested upon issuance. All other shares of Common Stock issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of designated financial or key project milestones. The Plan Administrator has the sole and exclusive authority, exercisable upon a participant’s termination of service, to vest any or all unvested shares of Common Stock at the time held by that participant, to the extent the Plan Administrator determines that such vesting provides an appropriate severance benefit.

Automatic Option Grant Program

Non-employee directors are eligible to receive option grants under the Automatic Option Grant Program of the 1998 Plan. Each individual who first becomes a non-employee director of the Company or any of its subsidiaries, whether through election by the stockholders or appointment by the Board of Directors, receives, at the time of such initial election or appointment, an automatic option grant for 30,000 shares of Common Stock. In addition, on the date of each annual stockholders meeting, each individual who is re-elected as a non-employee director and who has served as such for at least six months is automatically granted a stock option to purchase additional shares of Common Stock.

The shares subject to each outstanding automatic option grant will immediately vest should any of the following events occur while the optionee continues to serve on the Board of Directors: (i) the optionee’s death or permanent disability; (ii) an acquisition of the Company by merger or asset sale; or (iii) the successful completion of a hostile tender offer for more than 50% of the outstanding voting securities or a change in the majority of the Board of Directors occasioned by one or more contested elections for membership on the Board of Directors. Each automatic option grant held by a director upon termination of service will remain exercisable, for any or all vested option shares at the time of such termination, for up to 12 months following such termination.

Automatic option grants may be assigned by the provisions of the optionee’s will or the laws of inheritance following his or her death and may also be assigned during the optionee’s lifetime, in connection with the optionee’s estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

General Provisions

Acceleration

If the Company is acquired by merger or asset sale, options outstanding under the Discretionary Option Grant Program which are not assumed or replaced by the successor company will automatically accelerate in full, and all unvested shares granted pursuant to the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are assigned to the successor corporation. The Plan Administrator will have complete discretion to grant options under the Discretionary Option Grant Program which will become fully exercisable in the event those options are assumed in the acquisition and the optionee’s service with the Company or the acquiring entity is involuntarily terminated or the optionee resigns for good cause within a designated period following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable should the optionee’s service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a hostile change in control of the Company. The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares underlying the options. The Sarbanes-Oxley Act of 2002 prohibits loan arrangements between the Company and its Executive Officers. Because this prohibition also applies to the exercise of stock options with deferred payments, the amended Plan limits the payment methods to cash or, with the approval of the Plan Administrator, the pledge of shares and a loan through a broker, actual or constructive delivery of stock, or other consideration acceptable to the Plan Administrator.

Special Tax Election

The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of the Common Stock in payment of such tax liability.

Amendment and Termination

The Board of Directors may amend or modify the 1998 Plan in any or all respects whatsoever, subject to any required stockholder approval. The Board of Directors may terminate the 1998 Plan at any time, and the 1998 Plan will in all events terminate upon the expiration of its 10 year term measured from the date of its adoption, March 24, 1998, by the Board of Directors.

Tax Aspects

The Federal income tax aspects of ISOs and non-ISOs (collectively “Options”) are generally described below. An employee will generally not be taxed at the time of grant or exercise of an ISO, although the excess of the fair market value of the stock over the exercise price on exercise of an ISO will be taken into account for alternative minimum tax purposes. If the employee holds the shares acquired upon exercise of an ISO until at least one year after issuance and two years after grant of the Option, the employee will have long term capital gain (or loss) on disposition of the shares of Common Stock underlying the Options based on the difference between the amount realized on the sale or disposition and the exercise price of the Option. If these holding periods are not satisfied, then upon disposition of the shares of Common Stock, the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at the time of exercise over the exercise price of the Option, and will recognize a capital gain in respect of any additional appreciation. With respect to a non-ISO, an optionee will not be taxed at the time of grant; however, upon exercise, the optionee will generally recognize compensation income to the extent that the fair market value of the shares of Common Stock exceeds the exercise price of the Option. The Company generally will have a compensation deduction to the extent that, and at the time that, an optionee realizes compensation income with respect to an Option. In the case of an ISO, the Company ordinarily is not entitled to a compensation deduction.

Voting

Options granted under the 1998 Plan do not confer any voting or any other rights of a stockholder of the Company until the shares underlying the options are purchased by the optionholder. The shares of Common Stock issuable upon exercise of the options will be fully paid and nonassessable.

Equity Compensation Plan Information

The Company has three equity compensation plans that have been approved by the stockholders of the Company: the 1998 Plan; the 1996 Stock Option/Stock Issuance Plan; and the ATI 1996 Stock Option/Stock Issuance Plan. The following table sets forth the number and weighted-average of exercise price of shares of Common Stock to be issued upon exercise of outstanding options and the number of shares of Common Stock remaining available for future issuance under the Company’s equity compensation plans, at March 11, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	6,779,302	$5.70	541,334
Equity compensation plans not approved by security holders	—	—	—
Total	6,779,302	$5.70	541,334

(1)	Does not include 3,000,000 shares of Common Stock to be added to the 1998 Plan pursuant to this Proposal III, should such proposal receive the requisite approval of the stockholders.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 11, 2005, certain information regarding the beneficial ownership of the Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each director, (iii) by each of the executive officers listed in the table below and (iv) by all such executive officers and directors of the Company as a group. The address of all individuals is c/o Discovery Laboratories, Inc., 2600 Kelly Road, Suite100, Warrington, Pennsylvania 18976, unless otherwise noted.

Name of Beneficial Owner (1)	Shares	Stock Options	Total Beneficial Ownership	Percentage of Class Beneficially Owned (1)

W. Thomas Amick	—	25,000	25,000	*
Robert J. Capetola, Ph.D. (2)	914,316	925,416	1,839,732	3.38%
John G. Cooper (3)	12,098	522,916	535,014	*
Antonio Esteve, Ph.D. (4)	2,556,164	91,174	2,647,338	4.94%
Max E. Link, Ph.D.	126,821	20,000	146,821	*
David L. Lopez, Esq., CPA (5)	4,344	459,333	463,677	*
Herbert H. McDade, Jr.	-	60,000	60,000	*
Marvin E. Rosenthale, Ph.D.	122,100	20,000	142,100	*
Christopher J. Schaber, Ph.D. (6)	207,918	563,260	771,178	1.43%
Robert Segal, M.D., F.A.C.P. (7)	4,098	377,249	381,347	*
Heartland Advisors Inc. (8) 789 N. Water Street Milwaukee, WI 53202	3,477,356	—	3,477,356	6.50%
All Discovery directors and officers as a group (10 persons)	3,955,396	3,490,762	7,446,158	13.06%

* Less than 1%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes voting and investment power with respect to shares of Common Stock. Shares of Common Stock and shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 11, 2005, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes 322,500 stock options that are currently exercisable, but unvested. These unvested shares of Common Stock are subject to the Company’s right to repurchase at the exercise price paid per share.

(3)
Includes 126,250 stock options that are currently exercisable, but unvested. These unvested shares of Common Stock are subject to the Company’s right to repurchase at the exercise price paid per share.

(4)
Beneficial ownership of Common Stock includes 2,234,410 shares and 51,174 shares of Common Stock issuable on the exercise of outstanding warrants owned by Laboratorios Esteve and 317,164 shares owned by Laboratorios P.E.N., S.A. (“Laboratorios P.E.N.”), an affiliate of Laboratorios Esteve. As a consequence of Dr. Esteve’s relationship with Laboratorios Esteve, including, serving as a Member of the Executive Committee of Laboratorios Esteve, he may be deemed to have beneficial ownership of the shares owned by Laboratorios Esteve and Laboratorios P.E.N. Also includes 40,000 shares of Common Stock issuable on the exercise of outstanding options.

(5)	Includes 99,375 stock options that are currently exercisable, but unvested. These unvested shares of Common Stock are subject to the Company’s right to repurchase at the exercise price paid per share.

(6)
Includes 124,375 stock options that are currently exercisable, but unvested. These unvested shares of Common Stock are subject to the Company’s right to repurchase at the exercise price paid per share.

(7)	Includes 90,469 stock options that are currently exercisable, but unvested. These unvested shares of Common Stock are subject to the Company’s right to repurchase at the exercise price paid per share.

(8)	Includes shares managed by Heartland Advisors. Heartland Advisors manages the Heartland family of mutual funds and separate institutional and individual portfolios.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to identify in this proxy statement those Reporting Persons who failed to timely file these reports. To the Company’s knowledge, based solely upon a review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2004, and representations made by the Reporting Persons, the Company believes that during fiscal year 2004 its Reporting Persons complied with all substantive filing requirements under Section 16(a) of the Exchange Act except for the following: each of Robert J. Capetola, John Cooper, Cynthia L. Davis, Antonio Esteve, Max Link, David L. Lopez, Herbert McDade, Ralph Niven, Marvin E. Rosenthale, Christopher J. Schaber, Robert Segal and Deni M. Zodda inadvertently failed to file Form 4 by its due date.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Director Compensation

Pursuant to the 1998 Plan, non-employee directors of the Company are entitled to receive an award of options for the purchase of 30,000 shares of Common Stock upon their initial election to the Board of Directors of the Company and an annual award of options for the purchase of 25,000 shares of Common Stock following each annual meeting of stockholders at which they are reelected provided they have served for at least six months prior to such meeting. The exercise price of each such option shall be equal to the fair market value of Common Stock on the date of grant. Each such option shall have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a director of the Company. Each option is immediately exercisable for all of the option shares. However, the option shares are subject to repurchase by the Company, at the exercise price paid per share, in the event of the optionee’s termination of service prior to vesting in the shares. Such options vest on the first anniversary of the date of grant. In addition, each of the Company’s non-employee directors receives cash compensation for their services in the amount of $4,500 per quarter, as well as the following additional amounts as applicable: (i) $2,000 per quarter if a director serves as the Chairman of the Board of Directors; (ii) $1,000 per quarter if the director serves on one or more of the following committees: the Audit Committee; the Compensation Committee; or the Nominating Committee; and (iii) $500 per quarter for any member who serves as Chairman of any of the foregoing committees.

Executive Officers

The following table sets forth the names and positions of the executive officers of the Company:

Name	Age	Position with the Company

Robert J. Capetola, Ph.D.	55	President, Chief Executive Officer and Director
John G. Cooper	46	Executive Vice President, Chief Financial Officer
David L. Lopez, Esq., CPA	47	Senior Vice President, General Counsel
Kathleen A. McGowan	44	Controller
Mark G. Osterman	40	Senior Vice President, Sales and Marketing
Christopher J. Schaber, Ph.D.	38	Executive Vice President, Chief Operating Officer
Robert Segal, M.D., F.A.C.P.	48	Senior Vice President, Chief Medical Officer

Robert J. Capetola, Ph.D. - Please refer to the Director’s section of Proposal I for a biographical discussion of Dr. Capetola.

John G. Cooper has been with the Company since December 2001 and currently serves as Executive Vice President and Chief Financial Officer. Previously, he was Chief Financial Officer at Mobility Technologies, Inc., a wireless technology company, commencing November 2000. Prior to that, Mr. Cooper was employed as Chief Financial Officer at Taratec Development Corporation, a provider of information technology solutions to the life sciences industry, commencing May 1999. From 1995 to 1999, Mr. Cooper served as Senior Vice President & Chief Financial Officer of Chrysalis International Corporation, a public company (ultimately acquired by MDS Pharmaceuticals Inc.) providing drug development services to the life sciences industry. From 1989 to 1995, Mr. Cooper was employed by DNX Corporation, a public biotechnology company, where he served as Senior Vice President and Chief Financial Officer and managed its initial public offering in 1991. From 1985 to 1989, he was employed by ENI Diagnostics (a public life sciences company acquired by Pharmacia in 1989), his last position being Director, Finance and Controller. Mr. Cooper’s responsibilities above included finance and accounting, M&A, investor relations, management information systems, human resources, and corporate administration/governance and he has served as General Manager and member of the board of directors for operating subsidiaries. Earlier in his career he held financial management positions at C.R. Bard and Warner Communications. Mr. Cooper is a Certified Public Accountant and received his B.S. in Commerce from Rider University.

David L. Lopez, Esq., CPA, has been with the Company since April 2000 and serves as Senior Vice President and General Counsel. Previously, he held the position of Senior Corporate Attorney at the Manhattan law firm of Roberts, Sheridan & Kotel, P.C. In 1996, Mr. Lopez also served as a Legal Research Specialist with the Securities and Exchange Commission. Prior to that time, he held increasingly senior corporate finance, tax and accounting related positions with Drexel Burnham Lambert, Price Waterhouse and Deloitte, Haskins & Sells. Mr. Lopez holds a B.S. in Economics and Accounting from Fairleigh Dickinson University and a J.D. from St. John’s University School of Law.

Kathleen A. McGowan has been with the Company since June 2004 and serves as Controller. Previously, she was Director of Financial Analysis at Claneil Enterprises, Inc., a private equity investment firm. From 1996 to 2000, Ms. McGowan was Financial Controller at The Liposome Company, Inc., a publicly-held biotech company acquired by Elan Corporation, plc, where she managed the internal and external financial reporting and analysis, internal controls and accounting functions, and provided financial oversight to the sales and marketing organization. Prior to that time, Ms. McGowan served as Controller at Nelson Communications, which was acquired by Publicis Healthcare Group, a leading U.S. healthcare communications company. From 1983 to 1995, she had management positions with Johnson & Johnson, primarily at Ortho-McNeil Pharmaceutical and Johnson & Johnson Corporate, with diverse responsibilities, including financial reporting, forecasting and analysis, sales and marketing, manufacturing and operations. Ms. McGowan received her B.S. in Finance and Accounting from Drexel University and an M.B.A. in Finance from Fairleigh Dickinson University.

Mark G. Osterman was appointed as Senior Vice President, Sales and Marketing of the Company in June 2004. Mr. Osterman is responsible for developing, executing and managing the Company’s commercialization operations including the potential launch of the Company’s lead product, Surfaxin. Mr. Osterman’s career in the industry spans throughout 16 years. Most recently, he served as Vice President at Johnson & Johnson Development Corporation and Executive Director at Centocor, Inc., where he oversaw and built marketing functions for the cardio-pulmonary, metabolism and infectious disease therapeutic areas. Previously, Mr. Osterman held the position of Director, Pulmonary Portfolio at GlaxoSmithKline, where he was involved with the successful launch of several respiratory products. Earlier in his career, he was a product manager, respiratory medical liaison and sales representative. Mr. Osterman holds a dual B.A. degree in Economics and Business Management from North Carolina State University.

Christopher J. Schaber, Ph.D. has been with the Company since November 1996 and serves as Executive Vice President and Chief Operating Officer with the responsibility for clinical development, regulatory affairs, quality control and assurance and manufacturing and distribution. Previously, he held the positions of Executive Vice President of Drug Development and Regulatory Compliance commencing April 1999 and Chief Development Officer and Vice President of Regulatory Affairs and Quality Assurance/Quality Control commencing June 1998. He served as Vice President of Regulatory Affairs and Quality Assurance with ATI from 1996 to 1998. Dr. Schaber was employed from 1994 to 1996 by Ohmeda as Director of Worldwide Regulatory Affairs. At Ohmeda, Dr. Schaber was responsible for all regulatory strategies with the FDA and other health authority bodies. From 1989 to 1994, Dr. Schaber held a variety of regulatory and operations positions of increasing importance with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his B.A. from Western Maryland College, an M.S. in Pharmaceutics from Temple University and a Ph.D. in Pharmaceutical Sciences from The Union Graduate School. Dr. Schaber also holds a Regulatory Affairs Certification (RAC) from the Regulatory Affairs Professional Society.

Robert Segal, M.D., F.A.C.P. has been with the Company since 2000 and serves as Senior Vice President and Chief Medical Officer. Previously, he held the position of Vice President, Clinical Research. Prior to joining the Company, he held the position of Director, Cardiovascular Clinical Research at Merck Research Laboratories, having joined Merck & Co, Inc. in 1992 as Associate Director. Dr. Segal received his medical degree from the University of Pretoria Medical School, South Africa. Dr. Segal is a diplomat of the American Board of Internal Medicine with sub-specialty certification in nephrology and is a Fellow of the American College of Physicians. He completed his internship and residency in medicine at Sinai Hospital, Baltimore, and clinical postdoctoral fellowships in general medicine at The Johns Hopkins Hospital and nephrology at UCLA, as well as a research fellowship in molecular biology at UCLA. Prior to joining Merck, he was an Assistant Professor of Medicine in the Division of Nephrology at UCLA School of Medicine and served as an intern advisor to the Biotechnology Program at Northwestern University.

Family Relationships

There are no family relationships among directors or executive officers of the Company.

Executive Compensation

The following Summary Compensation Table sets forth the compensation earned for each of the last three completed fiscal years by (i) the person who served as the Company’s chief executive officer during the last completed fiscal year, (ii) the four most highly compensated officers of the Company other than the chief executive officer who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus equaled or exceeded $100,000 and (iii) certain executive officers who were not serving as an executive officer at the end of the last fiscal year and whose total annual salary and bonus equaled or exceeded $100,000, but would have been included under (ii) above if such officer was an executive officer at the end of such fiscal year (collectively the “Named Officers”), for services rendered in all capacities to the Company.

		Annual Compensation				Long Term Compensation

Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options (#)	All Other Compensation

Robert J. Capetola, Ph.D.	2004	$390,000	$325,000	(1)	$10,000	$—	538,000	$6,500	(5)
President, Chief Executive Officer	2003	314,000	275,000	(2)	10,000	—	365,000	6,000	(5)
and Director	2002	304,000	125,000	(3)	10,000	—	250,000	—

John G. Cooper	2004	240,000	100,000	(1)			275,000	6,500	(5)
Exec. Vice President, Chief	2003	203,000	85,000	(2)	—	—	80,000	6,000	(5)
Financial Officer	2002	191,972	60,000	(3), (4)	—	—	215,000	—

David L. Lopez, Esq., CPA	2004	230,000	100,000	(1)			200,000	6,500	(5)
Senior Vice President, General	2003	198,000	50,000	(2)	—	—	100,000	6,000	(5)
Counsel	2002	191,664	25,000	(3)	—	—	125,000	—

Christopher J. Schaber, Ph.D.	2004	250,000	150,000	(1)			275,000	6,500	(5)
Exec. Vice President, Chief	2003	230,000	125,000	(2)	—	—	60,000	15,816	(5)
Operating Officer	2002	225,008	35,000	(3)	—	—	160,000	9,603

Robert Segal, M.D., F.A.C.P.	2004	237,000	75,000	(1)			145,000	6,500	(5)
Senior Vice President,	2003	228,000	60,000	(2)	—		35,000	6,000	(5)
Chief Medical Officer	2002	222,568	20,000	(3)	—		100,000	—

Notes to Summary Compensation Table:
(1) Includes 2004 bonus paid in 2005.
(2) Includes 2003 bonus paid in 2004.
(3) Includes 2002 bonus paid in 2003.
(4) Includes bonus paid in connection with executive's employment agreement.
(5) Includes the Company's contributions to the 401(k) savings plan in newly issued shares of Common Stock.

Option Grants During Last Fiscal Year

The following table contains information concerning the stock option grants (including grants of Contingent Milestone Options) made to the Named Officers for the fiscal year ended December 31, 2004. No stock appreciation rights were granted to these individuals during such year.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying	% of Total Options Granted to Employees	Exercise or Base Price	Expiration
Name	Options Granted	in Fiscal Year	($/share) (1)	Date	5%	10%
Robert J. Capetola, Ph.D.	450,000	16.8%	$9.17	12/15/13	$2,595,134	$6,576,578
	88,000	3.3%	6.47	8/12/14	358,067	907,413

John G. Cooper	200,000	7.5%	9.17	12/15/13	1,153,393	2,922,924
	75,000	2.8%	6.47	8/12/14	305,171	773,364

David L. Lopez, Esq., CPA	150,000	5.6%	9.17	12/15/13	865,045	2,192,193
	50,000	1.9%	6.47	8/12/14	203,447	515,576

Christopher J. Schaber, Ph.D.	200,000	7.5%	9.17	12/15/13	1,153,393	2,922,924
	75,000	2.8%	6.47	8/12/14	305,171	773,364

Robert Segal, M.D., F.A.C.P.	125,000	4.7%	9.17	12/15/13	720,870	1,826,827
	20,000	0.7%	6.47	8/12/14	81,379	206,230

(1)	The exercise price of options issued by the Company may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date.

(2)
The 5% and 10% assumed rates of appreciated are specified under the rules of the SEC and do not represent the Company’s estimate of the future price of its Common Stock. The actual value, if any, which a Named Executive Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock underlying such stock options on the date of exercise and the exercise price. No gain to the optionee is realized from any option unless the stock price of the Common Stock underlying such stock option increases over the option term of such option.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises and option holdings (including contingent milestone options) for the fiscal year ended December 31, 2004, with respect to the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($) (1)
	Shares Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Capetola, Ph.D.	313,090	$2,533,439	880,583	283,667	$3,612,773	$465,229
John G. Cooper	20,000	157,200	500,000	150,000	2,537,600	396,500
David L. Lopez, Esq., CPA	35,000	306,025	442,666	108,334	2,122,591	264,339
Christopher J. Schaber, Ph.D.	125,000	1,286,525	540,344	150,000	3,016,128	396,500
Robert Segal, M.D., F.A.C.P.	—	—	365,166	75,834	2,122,591	105,739

(1) Based on the fair market value of the Common Stock on December 31, 2004, $7.93 per share, less the exercise price payable for such shares.

Employment Agreements

Employment Agreement with Robert J. Capetola, Ph.D.

The Company entered into an employment agreement, dated as of January 1, 2004, with Dr. Capetola for a two-year period ending on December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Dr. Capetola is currently entitled to an annual base salary of $390,000 and is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee. Dr. Capetola is also entitled to reimbursement for leased automobile costs.

In the event that Dr. Capetola’s employment is terminated without Cause or he terminates for Good Reason, as defined in his employment agreement, he will be entitled to severance benefits including: a pro-rata bonus for the year of termination; a severance payment equal to twice his salary and bonus; benefits continuation for two years; and all stock options held by Dr. Capetola shall accelerate and become fully vested and shall remain exercisable for the remainder of their stated terms. If Dr. Capetola’s employment is terminated without Cause or if Dr. Capetola resigns for Good Reason within 36 months after a change in control, or if Dr. Capetola resigns for any reason in the 30-day period commencing six months after a change in control, he will be entitled to the benefits described above except that his severance payment will be three times his salary and bonus and his benefits will continue for three years.

In the event of a change in control, for each fiscal year ending within the following 36-month period, Dr. Capetola will be entitled to a bonus equal to his highest annual bonus during the three years preceding such change in control. In addition, upon any change of control, all outstanding stock options held by him shall accelerate and become fully vested.

In the event that any compensation payable to Dr. Capetola is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment to Dr. Capetola equal to the amount of such excise tax, as well as the income tax and excise tax applicable to such payment.

The agreement prohibits Dr. Capetola from competing with the Company throughout his employment term and for a period of 15 months following any termination.

Employment Agreement with John G. Cooper

The Company entered into an employment agreement, dated as of January 1, 2004, with John G. Cooper as the Company’s Executive Vice President and Chief Financial Officer for a term of two years ending on December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Mr. Cooper is entitled to an annual base salary of at least $240,000 and is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee.

Employment Agreement with David L. Lopez, Esq., CPA

The Company entered into an employment agreement, dated as of January 1, 2004, with David L. Lopez, Esq., CPA, as General Counsel and Senior Vice President for a term of two years ending on December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Mr. Lopez is entitled to an annual base salary of at least $230,000 and is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee. He is also entitled to $7,000 per annum to cover the cost of tuition, fees, books and other materials related to professional courses, and $1,500 per annum to cover fees and costs relating to professional legal and accounting continuing education.

Employment Agreement with Mark G. Osterman

The Company entered into an employment agreement, dated as of May 24, 2004, with Mark G. Osterman as Senior Vice President, Sales and Marketing for a term ending December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Mr. Osterman is entitled to an annual base salary of at least $230,000 as is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee.

Employment Agreement with Christopher J. Schaber, Ph.D.

The Company entered into an employment agreement, dated as of January 1, 2004, with Christopher J. Schaber, Ph.D., as Chief Operating Officer and Executive Vice President of Drug Development and Regulatory Compliance for a term of two years ending on December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Dr. Schaber is entitled to an annual base salary of at least $250,000 and is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee.

Employment Agreement with Robert Segal, M.D., F.A.C.P.

The Company entered into an employment agreement, dated as of January 1, 2004, with Robert Segal, M.D., F.A.C.P., as Chief Medical Officer and Senior Vice President of Clinical Research for a term of two years ending on December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Dr. Segal is entitled to an annual base salary of at least $237,000 and is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee.

Employment Agreement with Deni M. Zodda, Ph.D.

The Company entered into an employment agreement, dated as of January 1, 2004, with Deni M. Zodda, Ph.D., as Senior Vice President of Business Development for a term of two years ending December 31, 2005. On each January 1st thereafter, the agreement will automatically renew for an additional one-year term, unless either party gives 90-day prior termination notice. Dr. Zodda is entitled to an annual base salary of at least $220,000 and is also eligible for incentive bonus compensation, in cash or equity, as determined by the Compensation Committee.

General Employment Arrangements.

In the event that the employment of Mr. Cooper, Mr. Lopez, Mr. Osterman, Dr. Schaber or Dr. Zodda is terminated without Cause or any of them should terminate for Good Reason, as defined in their respective agreements, such officer will be entitled to severance benefits including: a severance payment equal to such officer’s then current base salary and bonus; a pro-rata bonus for the year of termination; and benefits continuation for a year.

However, if the employment of Mr. Cooper, Mr. Lopez, Dr. Schaber or Dr. Zodda is terminated by the Company without Cause or if such officer resigns for Good Reason within 24 months after a change in control, in addition to a pro-rata bonus for the year of termination, each such officer will be entitled to: a severance payment equal to two times such officer’s then current base salary and bonus; severance benefits continuation for two years; and the acceleration and full vesting of all outstanding stock options granted to him and the continued exercisability of such options for the remainder of their stated terms.

In the event that the employment of Dr. Segal is terminated without Cause or he should resign for Good Reason, as defined in his employment agreement, he will be entitled to severance benefits including: a severance payment equal to fifty percent (50%) of his then current base salary and bonus; a pro-rata bonus for the year of termination; and benefits continuation for six months.

However, in the event that the employment of Dr. Segal is terminated by the Company without Cause or if he resigns for Good Reason within 12 months after a change in control, in addition to a pro-rata bonus for the year of termination, he will be entitled to: a severance payment equal to his then current base salary and bonus; severance benefits continuation for one year; and the acceleration and full vesting of all outstanding stock options granted to him and the continued exercisability of such options for the remainder of their stated terms.

In the event of a change in control, for each fiscal year ending within the 24-month period following such change in control, each of the foregoing officers is entitled to a bonus equal to his or her highest annual bonus during the three years preceding such change in control.

All such officers have agreed not to engage in activities competitive with the business of the Company for a period of 12 months (24 months in the case of a termination in connection with a change in control) following termination of employment, except for Dr. Segal whose respective non-compete provisions are 6 months and 12 months.

The employment agreements of Mr. Cooper, Mr. Lopez, Mr. Osterman, Dr. Segal, Dr. Schaber and Dr. Zodda provide that if any compensation payable to each such officer is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment to such officer equal to the amount of such excise tax, as well as the income tax and excise tax applicable to such payment.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee is comprised entirely of outside directors and currently consists of Herbert H. McDade, Jr., Max E. Link, Ph.D., and Marvin E. Rosenthale, Ph.D., each of whom is an independent director, as independence is defined in Rule 4200(a)(15) of the NASD listing standards. There are no “interlocks” as defined by the SEC, with respect to any member of the Compensation Committee. The Compensation Committee reviews and makes recommendations concerning executive and general compensation matters and administers the 1998 Plan together with the Board of Directors, and performs such other functions regarding compensation as the Board of Directors may delegate.

General Policies

The Compensation Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. The Committee also serves as the Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs of the 1998 Plan, and, from time to time, grants options under such plan.

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs, including those applied to its Chief Executive Officer, which provide a total compensation package that is intended to be competitive within the industry so as to enable the Company to attract and retain high-caliber executive personnel. Such compensation practices are designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that executives are appropriately rewarded for benefits achieved for the Company’s stockholders.

The primary components of management compensation include competitive salary and two other components: (i) annual incentives; and (ii) long term incentives. Annual incentive compensation may consist of cash incentive bonuses or equity components, each based on accomplishing corporate goals and meeting individual performance objectives. In addition, the Company often relies on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows the Company to retain cash for research and development and other corporate projects. The Compensation Committee considers a number of factors to determine the size of stock option grants to individual executives including the degree of an executive's job responsibilities and the executive's past performance; the size and frequency of grants by comparable biopharmaceutical and life sciences companies; the executive's salary level; the achievement of designated milestones by the executive; and the size of any prior grants.

Chief Executive Officer Compensation

Dr. Capetola’s initial base salary, bonus paid and certain long-term incentive awards are determined by the terms of the Capetola Employment Agreement entered into as of January 1, 2004. Additional cash or equity incentive bonuses are determined solely at the discretion of the Compensation Committee on at least an annual basis. The Compensation Committee’s determination of the compensation package for Dr. Capetola is consistent with the overall compensation philosophy for other executive officers of the Company and the Compensation Committee believes that such arrangements reflect the compensation package necessary to retain his services for the Company in light of the Company's current condition and prospects and is commensurate with his expertise and experience as well as with compensation offered by comparable biopharmaceutical companies.

Deductibility of Compensation

The Internal Revenue Code of 1986, as amended, Section 162(m), provides that compensation in excess of $1 million paid to an executive officer is not deductible by the Company unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m). The Company’s policy is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where stockholder value may be maximized by an alternative approach.

Submitted by the Compensation Committee

Herbert H. McDade, Jr.
Max E. Link, Ph.D.
Marvin E. Rosenthale, Ph.D.

(1)
The material in this report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE GRAPH(1)

The graph below compares the cumulative total stockholder return from the Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Biotech Index. The period shown commences on December 31, 1999, and ends on December 31, 2004. The cumulative total stockholder return assumes that $100 was invested on December 31, 1999 in the Common Stock.

DOLLARS
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1998
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Discovery Labs, Inc.
Nasdaq Biotech Index
Nasdaq Composite

(1) The material contained in this Performance Graph shall not be deemed to be “soliciting material,” or “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL IV

PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Board of Directors of the Company has approved and recommended adoption of an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock available for issuance by the Company from 80 million to 180 million as follows:

“RESOLVED, that in the judgment of the Board of the Corporation, it is deemed advisable and in the best interests of the Corporation to amend (the “Charter Amendment”) its Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock, par value $.001 per share, of the Corporation (“Common Stock”) which the Corporation shall have the authority to issue from 80 million to 180 million.

“RESOLVED that the Chief Executive Officer and each Vice President of the Corporation (the “Authorized Officers”) be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take all such action and to execute the Charter Amendment and any further instruments and documents as shall be necessary or desirable in connection therewith, in the name and on behalf of the Corporation, with such changes therein as the Authorized Officer executing the same shall approve as necessary or desirable, such approval to be conclusively established by the execution thereof; and that the Corporation be, and it hereby is, authorized and empowered to perform its obligations thereunder.

“RESOLVED that it is recommended that the stockholders of the Corporation approve the Charter Amendment in its entirety at the Annual Stockholders Meeting of the Corporation to be held on May 13, 2005.”

The proposed Charter Amendment to the Restated Certificate of Incorporation, as amended, will be effected by amending paragraph A. of Article FOURTH thereof to read in full as follows:

A. Authorization.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 185,000,000 consisting of 180,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

The Board may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board (within the limits and restrictions of any resolutions adopted by it originally fixing the number of any shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.”

Purpose of the Charter Amendment

Of the 80 million shares of Common Stock that are presently authorized, as of March 16, 2005, the Company has a total of approximately 63.2 million shares of Common Stock either outstanding or reserved for issuance upon exercise of outstanding warrants and options. The Company believes its current working capital is sufficient to meet its planned research and development activities into 2006. The Company will need additional financing from investors or collaborators to complete research and development and commercialization of its product candidates currently under development. Presently, the Company has not entered into any arrangements with respect to any such financings or new collaborations and has no present intention to engage in any merger, acquisition or similar transactions. However, the Board of Directors believes it is necessary to have the ability to issue additional shares of Common Stock from time to time to address the financing needs of the Company or in connection with strategic alliances and joint ventures, acquisitions of additional businesses, stock dividends or distributions, the issuance of options pursuant to the Company’s stock option plans, and for general and other strategic corporate purposes.

The proposed increase in the authorized shares of Common Stock is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock from time to time and in amounts as the Board of Directors deems necessary, including as described herein. Without limitation of the foregoing, the additional shares may be issued in connection with (i) private financings that the Company may seek to effect pursuant to exemptions from the registration requirements of the Securities Act and (ii) strategic partnering transactions involving the issuance of securities pursuant to exemptions from the registration requirements of the Securities Act.

In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of the Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares by the Company, could therefore have an effect on the potential realizable value of a stockholder’s investment. The Common Stock has no preemptive rights to purchase additional shares.

The proposed increase in the authorized number of shares of Common Stock could have other effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the Charter Amendment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Antonio Esteve, a member of the Board of Directors since May 21, 2002, is also an executive officer of the Company’s collaborative partner, Laboratorios Esteve. On December 3, 2004, the Company and Laboratorios Esteve restructured their strategic alliance for the development, marketing and sales of the Company’s products in Europe and Latin America. In the restructuring, the Company regained full commercialization rights for its surfactant replacement therapy (“SRT”) products including Surfaxin, for Respiratory Distress Syndrome (“RDS”) and Acute Respiratory Distress Syndrome (“ARDS”) in Central America, South America and most countries in Europe. Laboratorios Esteve retained the commercialization rights of Surfaxin for such indications in Andorra, Greece, Italy, Portugal and Spain. In consideration for regaining such commercial rights in such markets, the Company issued to Laboratorios Esteve 500,000 shares of Common Stock for no cash consideration and the Company agreed to pay to Laboratorios Esteve 10% of cash up-front and milestone fees (not exceeding $20 million in aggregate) that the Company may receive in connection with any future strategic collaborations for the development and commercialization of Surfaxin for RDS, ARDS or certain of the Company’s SRT products in the territory for which the Company had previously granted a license to Laboratorios Esteve. The Company also granted to Laboratorios Esteve rights to additional SRT products in the Company’s pipeline.

The Company has agreed pursuant to its charter documents to indemnify its directors to the maximum extent permissible under the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with certain of its executive officers which provide, among other things, that the Company will indemnify such officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as an officer or other agent of the Company, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and the Company’s Bylaws.

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the holders of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

On each matter properly brought before the Annual Meeting, holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held by such holder as of the Record Date.

Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The five nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees. Where the stockholder properly withheld authority to vote for a particular nominee or nominees, such stockholder’s shares will not be counted toward such nominee’s achievement of a plurality.

Proposal II. The proposal to act on the reappointment of the firm of Ernst & Young, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, must be approved by the vote of a majority of the votes cast, whether in person or by proxy.

Proposal III. The proposal to approve the Amendment to the 1998 Plan must be approved by the vote of a majority of the votes cast, whether in person or by proxy.

Proposal IV. The proposal to approve the Amendment to the Company’s Restated Certificate of Incorporation, as amended, must be approved by a majority of the votes represented by all outstanding shares of Common Stock, whether in person or by proxy. Thus, abstentions, broker non-votes and other non-votes, as well as the failure of a holder to vote at all, will have the same effect as a vote against the proposal.

Other Matters. For all other proposals described in this Proxy Statement and submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of holders of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval.

Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on a specific proposal, will have the effect of negative votes.

Shares subject to broker “non-votes” are not considered to have been voted for the particular matter and are not counted as present in determining whether a majority of the shares present and entitled to vote on a matter have approved the matter.

If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

INDEPENDENT AUDITORS

The Company expects that a representative of Ernst & Young LLP, the Company’s independent auditors, will attend the Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company’s principal executive offices not later than February 15, 2006. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or the Company that it no longer wishes to participate in “householding”. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future such stockholder may (1) notify its broker, (2) direct its written request to: Investor Relations, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976 or (3) contact the Company’s General Counsel, David L. Lopez, Esq., CPA, at (215) 488-9300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to such stockholders at a shared address to which a single copy of the documents was delivered.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the name of a nominee. The Company will reimburse such persons for their reasonable out-of-pocket costs.

ANNUAL REPORT ON FORM 10-K

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE AT WWW.SEC.GOV, WWW.DISCOVERYLABS.COM, OR UPON WRITTEN REQUEST ADDRESSED TO DISCOVERY LABORATORIES, INC., ATTN.: LEGAL DEPARTMENT, 2600 KELLY ROAD, SUITE 100, WARRINGTON, PENNSYLVANIA 18976.

Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

By Order of the Board of Directors,

David L. Lopez, Esq., CPA
Corporate Secretary
Warrington, Pennsylvania
April 12, 2005

APPENDIX I

CHARTER AND POWERS OF THE AUDIT COMMITTEE

RESOLVED, that the membership of the audit committee shall consist of at least three independent members of the Board of Directors (as defined under the rules of the National Association of Securities Dealers), who shall serve at the pleasure of the Board of Directors.

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

•
Assisting the Board of Directors in the oversight of the maintenance by management of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

•
Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure that an adequate system of internal control is functioning within the Company;

•
Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1.	Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

2.	Reviewing the performance of the independent accountants and making recommendations of the Board of Directors regarding the appointment or termination of the independent accountants;

3.
Ensuring its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard;

4.
Actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking or recommending that the Board of Directors take, appropriate action to oversee the independence of the outside auditor;

5.
Selecting, evaluating and, where appropriate, replacing the independent auditors (or nominating independent auditors) to be proposed for shareholder approval in any proxy statement, which independent auditors shall ultimately be accountable to the Board of Directors and the Audit Committee;

6.
Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal annual audit plans and procedures; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

7.	Reviewing with management, the independent accountants' and internal auditors' significant risks and exposures, audit activities and significant audit findings;

A-I-1

8.	Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

9.
Reviewing the Company's audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

10.	Reviewing the adequacy of the Company's systems of internal control;

11.
Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

12.	Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

13.	Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

14.	Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

15.	Reporting through its Chairman of the Board of Directors following the meetings of the Audit Committee;

16.	Reviewing the powers of the Audit Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

17.	Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities;

18.
Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

19.
Obtaining regular updates from management and Company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements and related disclosures or the Company's compliance policies; and

20.
Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

A-I-2

APPENDIX II

CHARTER AND POWERS OF THE NOMINATING COMMITTEE

WHEREAS, the Board of Directors (the “Board of Directors”) of Discovery Laboratories, Inc. (the “Company”), deems it advisable and in the best interests of the Company to approve and adopt this Nomination Committee Charter (the “Charter”) to insure that the Board of Directors performs due investigation, oversight and diligence over the selection of the directors chosen to serve as members of the Board of Directors by the Board of Directors, management, the shareholders of the Company or other sources;

WHEREAS, recent proposed rules by the National Association of Securities Dealers, Inc. (the “NASD”), seek to require that an issuer whose securities are listed on The Nasdaq Stock Market (“NASDAQ”) be required to have a charter for its nomination committee or other body which performs the nomination functions;

WHEREAS, the Nomination Committee of the Board of Directors (the "Nomination Committee") does not presently have a charter;

RESOLVED, that the form, terms, conditions and provisions of this Charter are hereby approved and adopted by the Board of Directors and the Nomination Committee;

RESOLVED, that the membership of the Nomination Committee shall consist of at least three independent members of the Board of Directors (as defined under the rules of the NASDAQ), who shall serve at the pleasure of the Board of Directors, subject to the terms and provisions of this Charter and the By-Laws of the Company;

RESOLVED, that the charter and powers of the Nomination Committee shall be:

•
Assisting the Board of Directors in the oversight of the establishment and maintenance by the Board of Directors of processes to assure that a procedure is in place to nominate persons to serve on the Board of Directors and to monitor the continued candidacy of the directors;

•
Assisting the Board of Directors in the oversight of the establishment and maintenance by management of processes to assure compliance by the Company with all applicable laws, regulations and Company policy with respect to the membership of the Board of Directors;

•
Assisting the Board of Directors in identifying individuals qualified to become directors and to recommend to the Board of Directors nominees to fill vacancies in membership of the Board of Directors as they occur and, prior to each Annual Meeting of Stockholders, recommend a slate of nominees for election as directors at such meeting;

•	Recommending to the Board of Directors guidelines on Corporate Governance applicable to the Company;

•	Assisting the Board of Directors in any self review of the performance of the Board of Directors; and

•	To recommend to the Board of Directors the director nominees for each committee of the Board of Directors;

RESOLVED, that the Nomination Committee shall have the following specific powers and duties:

1.  Holding such regular meetings as may be necessary and such special meetings as may be called in accordance with the By-Laws of the Company;

2.  Evaluating the composition and organization of the Board of Directors and its committees in light of requirements established by the NASD or any other applicable statute, rule or regulation which the Nomination Committee deems relevant, and making recommendations regarding the foregoing to the Board of Directors for approval;

3.  Reviewing the composition and size of the Board of Directors in order to ensure that the Board of Directors is comprised of directors with a reasonable balance of the proper professional, business and financial expertise, skills, attributes and personal and professional backgrounds appropriate for the Company, as determined by the Nomination Committee;

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4.  Determining the criteria for selection by the Board of Directors of the Chairman of the Board, the individual directors and the members of the committees of the Board of Directors;

5.  Evaluating and recommending to the Board of Directors the appointment of the Chairman of the Board and of directors to committees of the Board of Directors including the chairpersons of each such committee;

6.  Reviewing and evaluating the performance of current directors proposed for reelection and making recommendations to the Board of Directors regarding the appropriateness of directors standing for reelection;

7.  Identifying, evaluating and approving a slate of nominees for election to the Board at the Annual Meeting of Stockholders or any other meetings of stockholders and reviewing the qualifications, experience and fitness for service on the Board of Directors of any potential directors;

8.  Identifying, evaluating and approving new directors upon the resignation or removal of directors or any other vacancies of the Board of Directors, or any planned expansion of the Board of Directors, and reviewing the qualifications, experience and fitness for service on the Board of Directors of all such potential directors;

9.  Reviewing, evaluating and approving all nominees for election to the Board of Directors submitted by Stockholders in compliance with the Securities Exchange Act of 1934 and the By-Laws of the Company, and, if such candidates meet the qualifications for candidacy as determined by the Nomination Committee in its sole discretion, approving such nominees as candidates for election at the Company’s next election of directors;

10.  Reviewing, evaluating and approving all stockholder proposals submitted to the Company (including any proposal relating to the nomination of a candidate for election to the Board of Directors) and the timeliness of the submission thereof and recommending to the Board of Directors appropriate action on each such proposal;

11.  Evaluating and, if deemed necessary, recommending, the termination of membership of any director in accordance with the applicable code of conduct or ethics of the Company, if any, or any corporate governance principles adopted by the Company or the Board of Directors, for cause or for any other appropriate reason;

12.  Reviewing annually the performance of the Board of Directors and each committee of the Board of Directors;

13.  Reporting to the Board of Directors following each meeting of the Nomination Committee;

14.  Reviewing this Charter and the powers of the Nomination Committee annually and reporting and making recommendations to the Board of Directors with respect to these responsibilities;

15.  Approving the compensation of the Company’s chief executive officer and of other executive officers of the Company;

16.  Conducting or authorizing investigations into any matters within the Nomination Committee’s scope of responsibilities; and

17.  Considering such other matters in relation to the management of the Board of Directors as the Nomination Committee may, in its discretion, determine to be advisable;

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RESOLVED, that the Nomination Committee shall apply the following criteria in its decision in its approval of nominees for election to the Board of Directors:

1.  Directors should be of the highest ethical character and share the values of the Company;

2.  Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company;

3.  Directors should be highly accomplished in their respective fields, with superior credentials and recognition;

4.  In selecting directors, the Board of Directors should generally seek active and former members of the management of public and private companies and other organizations, including scientific, government, educational and other non-profit institutions;

5.  As the foundation of the Company is in biotechnology, the Board of Directors should also seek some directors who are widely recognized as leaders in the fields of medicine or the biological sciences, including those who have received the most prestigious awards and honors in their fields;

6.  Each director should have relevant expertise and experience, and be able to offer advice and guidance to the Board of Directors and the executive officers based on such expertise and experience;

7.  The majority of directors should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a Director. In addition, Directors should be independent of any particular constituency and be able to represent all shareowners of the Company; and

8.       Each Director should have the ability to exercise sound business judgment.

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